Exhibit 99.1
eHealth, Inc. Announces Third Quarter 2018 Results

Third Quarter 2018 Overview

•	Revenue for the third quarter of 2018 was $40.8 million, a 30% increase compared to $31.5 million for the third quarter of 2017.

•	GAAP net loss for the third quarter of 2018 was $9.0 million compared to net loss of $2.2 million for the third quarter of 2017.

•	Adjusted EBITDA was $(6.9) million for the third quarter of 2018 compared to $(12.5) million for the third quarter of 2017.

•	Net cash used in operations for the third quarter of 2018 was $4.9 million compared to $12.9 million for the third quarter of 2017.

Effective January 1, 2018, eHealth adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (ASC 606), using the full retrospective method. Prior period information presented has been adjusted to reflect the adoption of this new revenue recognition standard.

MOUNTAIN VIEW, Calif. — October 25, 2018 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange, announced today its financial results for the third quarter ended September 30, 2018.

Scott Flanders, chief executive officer of eHealth stated, “I am pleased with eHealth’s solid third quarter performance and our increased momentum as we enter the important fourth quarter selling season. Third quarter year over year revenue growth was the strongest since 2015. We also achieved a significant improvement in our Adjusted EBITDA compared to the same quarter a year ago. We are confident in our operational readiness for this selling season, our ability to generate strong Medicare enrollment growth, and our ability to deliver on our full year financial guidance.”

GAAP — Third Quarter of 2018 Results

Revenue — Revenue for the third quarter of 2018 totaled $40.8 million, a 30% increase compared to $31.5 million for the third quarter of 2017. Commission revenue for the third quarter of 2018 totaled $33.6 million, a 14% increase compared to $29.5 million for the third quarter of 2017. Other revenue for the third quarter of 2018 was $7.1 million, a 270% increase compared to $1.9 million for the third quarter of 2017.

Revenue from the Medicare segment was $32.7 million for the third quarter of 2018, a 42% increase compared to $23.0 million for the third quarter of 2017. Revenue from the Individual, Family and Small Business segment was $8.0 million for the third quarter of 2018, a 5% decrease compared to $8.5 million for the third quarter of 2017.

Loss from Operations — Loss from operations for the third quarter of 2018 was $15.5 million compared to loss from operations of $15.7 million for the third quarter of 2017.

Pre-tax Loss — Pre-tax loss for the third quarter of 2018 was $15.2 million compared to pre-tax loss of $15.4 million for the third quarter of 2017.

Benefit from Income Taxes — Benefit from income taxes for the third quarter of 2018 was $6.2 million compared to benefit from income taxes of $13.2 million for the third quarter of 2017.

Net Loss — Net loss for the third quarter of 2018 was $9.0 million, or $0.47 net loss per diluted share, compared to net loss of $2.2 million, or $0.12 net loss per diluted share, for the third quarter of 2017.

Segment Profit (Loss) — Profit from our Medicare segment was $0.5 million for the third quarter of 2018 compared to loss of $5.8 million for the third quarter of 2017. Loss from our Individual, Family and Small Business segment was $0.6 million for the third quarter of 2018 compared to loss of $0.4 million for the third quarter of 2017.

Non-GAAP — Third Quarter of 2018 Results

Non-GAAP Operating Loss & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the third quarter of 2018 was $7.6 million compared to non-GAAP operating loss of $13.2 million for the third quarter of 2017. Non-GAAP net loss for the third quarter of 2018 was $4.3 million, or $0.22 net loss per diluted share, compared to non-GAAP net loss of $0.7 million, or $0.04 net loss per diluted share, for the third quarter of 2017.

Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2018 excludes $3.5 million of stock-based compensation expense, $3.8 million of expense for change in fair value of earnout liability related to our acquisition of GoMedigap and $0.5 million of amortization of intangible assets. Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2018 also exclude $3.2 million of benefit from income tax effect of these adjustments. Non-GAAP operating loss, non-GAAP net income and non-GAAP net income per diluted share for the third quarter of 2017 excludes $2.2 million of stock-based compensation expense and $0.3 million of amortization of intangible assets. Non-GAAP net income and non-GAAP net income per diluted share for the third quarter of 2017 also exclude $1.0 million of benefit from income tax effect of these adjustments.

Adjusted EBITDA — Adjusted EBITDA was $(6.9) million for the third quarter of 2018 compared to $(12.5) million for the third quarter of 2017. Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, net other income (expense), and benefit from income taxes to GAAP net loss.

Membership & Submitted Applications

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 33,902 applications in the third quarter of 2018, a 17% increase compared to 28,926 applications in the third quarter of 2017. Submitted applications for individual and family plan products decreased 68% in the third quarter of 2018 to 1,662 applications compared to 5,127 applications in the third quarter of 2017.

Approved Members — Approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 30,160 in the third quarter of 2018, a 14% increase compared to 26,387 applications in the third quarter of 2017. Approved members for individual and family plan products decreased 65% in the third quarter of 2018 to 1,810 members compared to 5,119 members in the third quarter of 2017.

Membership — Total estimated membership as of September 30, 2018 was 887,808 members, a 2% increase from 874,103 estimated members we reported as of September 30, 2017. Estimated Medicare membership as of September 30, 2018 was 409,888, a 30% increase compared to 314,505 estimated members we reported as of September 30, 2017. Estimated individual and family plan membership as of September 30, 2018 was 161,371 members, a 29% decrease compared to 227,330 estimated members we reported as of September 30, 2017.

Cash — Third Quarter of 2018

Cash Flows — Net cash used in operating activities was $4.9 million for the third quarter of 2018 compared to net cash used in operating activities of $12.9 million for the third quarter of 2017.

GAAP — Year-to-Date Results

Revenue — Revenue for the nine months ended September 30, 2018 totaled $116.5 million, an 8% increase compared to $107.6 million for the nine months ended September 30, 2017. Commission revenue for the nine months ended September 30, 2018 totaled $105.0 million, a 4% increase compared to $100.8 million for the nine months ended September 30, 2017. Other revenue for the nine months ended September 30, 2018 was $11.5 million, a 70% increase compared to $6.8 million for the nine months ended September 30, 2017.

Revenue from the Medicare segment was $89.0 million for the nine months ended September 30, 2018, a 23% increase compared to $72.6 million for the nine months ended September 30, 2017. Revenue from the Individual, Family and Small Business segment was $27.5 million for the nine months ended September 30, 2018, a 21% decrease compared to $35.0 million for the nine months ended September 30, 2017.

Loss from Operations — Loss from operations for the nine months ended September 30, 2018 was $39.1 million compared to loss from operations of $30.3 million for the nine months ended September 30, 2017.

Pre-tax Loss — Pre-tax loss for the nine months ended September 30, 2018 was $38.3 million compared to pre-tax loss of $29.4 million for the nine months ended September 30, 2017.

Benefit from Income Taxes — Benefit from income taxes for the nine months ended September 30, 2018 was $12.5 million compared to benefit from income taxes of $26.8 million for the nine months ended September 30, 2017.

Net Loss — Net loss for the nine months ended September 30, 2018 was $25.8 million, or $1.36 net loss per diluted share, compared to net loss of $2.6 million, or $0.14 net loss per diluted share, for the nine months ended September 30, 2017.

Segment Profit (Loss) — Profit from our Medicare segment was $2.2 million for the nine months ended September 30, 2018 compared to loss of $8.7 million for the nine months ended September 30, 2017. Profit from our Individual, Family and Small Business segment was $2.3 million for the nine months ended September 30, 2018, compared to profit of $8.4 million for the nine months ended September 30, 2017.

Non-GAAP — Year-to-Date Results

Non-GAAP Operating Loss & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the nine months ended September 30, 2018 was $20.1 million compared to non-GAAP operating loss of $22.5 million for the nine months ended September 30, 2017. Non-GAAP net loss for the nine months ended September 30, 2018 was $13.0 million, or $0.68 net loss per diluted share, compared to non-GAAP net income of $2.0 million, or $0.11 net income per diluted share, for the nine months ended September 30, 2017.

Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the nine months ended September 30, 2018 exclude $9.2 million of stock-based compensation expense, $6.3 million change in fair value of earnout liability, $0.1 million acquisition costs, $1.9 million restructuring charges and $1.5 million of amortization of intangible assets. Non-GAAP net loss and non-GAAP net loss per diluted share for the nine months ended September 30, 2018 also excludes $6.2 million of benefit from income tax effect of these adjustments. Non-GAAP operating loss, non-GAAP net income and non-GAAP net income per diluted share for the nine months ended September 30, 2017 exclude $6.9 million of stock-based compensation expense and $0.8 million of amortization of intangible assets. Non-GAAP net income and non-GAAP net income per diluted share for the nine months ended September 30, 2017 also exclude $3.1 million of benefit from income tax effect of these adjustments.

Adjusted EBITDA — Adjusted EBITDA for the nine months ended September 30, 2018 was $(18.2) million compared to $(20.3) million for the nine months ended September 30, 2017. Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense), net and benefit from income taxes to GAAP net loss.

Membership & Submitted Applications

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans was 102,687 applications in the nine months ended September 30, 2018, a 12% increase compared to 91,369 applications in the nine months ended September 30, 2017. Submitted applications for individual and family plan products decreased 68% in the nine months ended September 30, 2018 to 10,578 applications compared to 32,563 applications in the nine months ended September 30, 2017.

Cash — Year-to-Date

Cash Flows — Net cash provided by operating activities was $5.5 million for the nine months ended September 30, 2018 compared to net cash used in operating activities of $5.4 million for the nine months ended September 30, 2017.

2018 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2018 based on information available as of October 25, 2018. These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•
Total revenue is expected to be in the range of $217.5 million to $227.5 million. Revenue from the Medicare segment is expected to be in the range of $178.5 million to $183.5 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $39.0 million to $44.0 million.

•	GAAP net income is expected to be in the range of $1.6 million to $6.6 million.

•	GAAP net income per share is expected to be in the range of $0.08 to $0.34 per share.

•	Non-GAAP net income per diluted share(a) is expected to be in the range of $0.69 to $0.95 per share.

•	Adjusted EBITDA(b) is expected to be in the range of $21.9 million to $26.9 million.

•
Medicare segment profit(c) for the year ending December 31, 2018 is expected to be in the range of $45.5 million to $49.5 million. Individual, Family and Small Business segment profit(c) for the year ending December 31, 2018 is expected to be in the range of $6.0 million to $7.0 million. Corporate(d) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $29.5 million.

•	Adjusted EBITDA per diluted share(e) is expected to be in the range of $1.13 to $1.39 per share.

(a) Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense, change in fair value of earnout liability, acquisition costs, restructuring charges, intangible asset amortization expense and the income tax effect of these adjustments to GAAP net income.
(b) Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income.
(c) Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(d) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(e) Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision for income taxes to GAAP net income per share.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, October 25, 2018 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 2659338. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 2659338. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com) and GoMedigap.com (www.GoMedigap.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our operational readiness for the fourth quarter selling season, Medicare enrollment growth, our ability to deliver on our financial guidance, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, total membership, Medicare membership, Individual and Family plan membership, ancillary and small business membership, and our guidance for the full year ending December 31, 2018, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net income per share, Non-GAAP net income per share and Adjusted EBITDA per share.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the new revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the new revenue recognition standard in our Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our digital marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	change in fair value of earnout liability,

•	acquisition costs,

•	restructuring charges, and

•	amortization of intangible assets.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•	Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units,

•	change in fair value of earnout liability,

•	acquisition costs,

•	restructuring charges,

•	amortization of intangible assets, and

•	the income tax impact of excluded items.

•
Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, acquisition costs, restructuring charges, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31	September 30,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$40,293	$20,348
Accounts receivable	1,475	2,140
Commissions receivable - current	109,666	101,214
Prepaid expenses and other current assets	4,305	12,751
Total current assets	155,739	136,453
Commissions receivable - non-current	169,751	164,521
Property and equipment, net	4,705	7,011
Other assets	7,287	10,995
Intangible assets, net	7,540	12,796
Goodwill	14,096	40,233
Total assets	$359,118	$372,009
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,246	$4,909
Accrued compensation and benefits	15,498	13,549
Accrued marketing expenses	4,693	3,058
Earnout liability- current	—	17,673
Other current liabilities	2,008	7,303
Total current liabilities	25,445	46,492
Earnout liability - non-current	—	16,327
Deferred income taxes - non-current	45,089	32,410
Other non-current liabilities	1,920	2,316
Stockholders’ equity:
Common stock	30	31
Additional paid-in capital	281,706	295,408
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	204,725	178,894
Accumulated other comprehensive income	201	129
Total stockholders’ equity	286,664	274,464
Total liabilities and stockholders’ equity	$359,118	$372,009

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Revenue
Commission	$29,539	$33,613	$100,827	$104,966
Other	1,927	7,138	6,761	11,512
Total revenue	31,466	40,751	107,588	116,478
Operating costs and expenses:
Cost of revenue	(9)	170	228	473
Marketing and advertising	13,383	16,148	42,678	45,756
Customer care and enrollment	15,798	17,272	39,919	43,730
Technology and content	8,354	7,740	24,358	23,368
General and administrative	9,353	10,528	29,879	32,459
Change in fair value of earnout liability	—	3,800	—	6,300
Restructuring charges	—	—	—	1,865
Acquisition costs	—	—	—	76
Amortization of intangible assets	260	547	780	1,545
Total operating costs and expenses	47,139	56,205	137,842	155,572
Loss from operations	(15,673)	(15,454)	(30,254)	(39,094)
Other income, net	300	296	875	776
Loss before benefit from income taxes	(15,373)	(15,158)	(29,379)	(38,318)
Benefit from income taxes	(13,197)	(6,186)	(26,777)	(12,487)
Net loss	$(2,176)	$(8,972)	$(2,602)	$(25,831)

Net loss per share:
Basic	$(0.12)	$(0.47)	$(0.14)	$(1.36)
Diluted	$(0.12)	$(0.47)	$(0.14)	$(1.36)

Weighted-average number of shares used in per share amounts:
Basic	18,565	19,236	18,473	19,059
Diluted	18,565	19,236	18,473	19,059

Includes stock-based compensation as follows:
Marketing and advertising	$284	$545	$719	$1,477
Customer care and enrollment	131	194	267	565
Technology and content	310	388	978	1,115
General and administrative	1,521	2,416	4,984	6,067
Restructuring	—	—	—	251
Total stock-based compensation expense	$2,246	$3,543	$6,948	$9,475

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Operating activities
Net loss	$(2,176)	$(8,972)	$(2,602)	$(25,831)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	(13,206)	(6,197)	(25,337)	(12,679)
Depreciation and amortization	699	620	2,212	1,870
Amortization of internally developed software	404	572	1,055	1,583
Amortization of intangible assets	260	547	780	1,545
Stock-based compensation expense	2,246	3,543	6,948	9,475
Change in fair value of earnout liability	—	3,800	—	6,300
Other non-cash items	(39)	11	(90)	387
Changes in operating assets and liabilities:
Accounts receivable	(2,928)	(1,294)	(1,542)	(665)
Commissions receivable	2,439	1,661	22,584	29,156
Prepaid expenses and other assets	(2,916)	(7,089)	(3,004)	(8,209)
Accounts payable	1,246	2,715	(1,552)	1,513
Accrued compensation and benefits	758	1,517	(41)	(2,081)
Accrued marketing expenses	(2,480)	316	(5,251)	(1,635)
Deferred revenue	2,710	4,978	2,220	5,354
Accrued expense and other liabilities	109	(1,676)	(1,793)	(595)
Net cash provided by (used in) operating activities	(12,874)	(4,948)	(5,413)	5,488
Investing activities
Capitalized internal-use software and website development costs	(840)	(1,581)	(2,505)	(4,344)
Purchases of property and equipment and other assets	(378)	(2,349)	(1,483)	(3,471)
Acquisition of business, net of cash acquired	—	—	—	(14,929)
Net cash used in investing activities	(1,218)	(3,930)	(3,988)	(22,744)
Financing activities
Proceeds from exercise of common stock options	130	1,362	179	2,030
Cash used to net-share settle equity awards	(705)	(1,656)	(1,101)	(3,398)
Debt issuance cost payments	—	(1,172)	—	(1,172)
Principal payments in connection with capital leases	(18)	(26)	(80)	(78)
Net cash used in financing activities	(593)	(1,492)	(1,002)	(2,618)
Effect of exchange rate changes on cash and cash equivalents	(18)	(56)	(1)	(71)
Net decrease in cash and cash equivalents	(14,703)	(10,426)	(10,404)	(19,945)
Cash and cash equivalents at beginning of period	66,080	30,774	61,781	40,293
Cash and cash equivalents at end of period	$51,377	$20,348	$51,377	$20,348

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue
Medicare (1)	$22,999	$32,733	$72,571	$88,964
Individual, Family and Small Business (2)	8,467	8,018	35,017	27,514
Total revenue	$31,466	$40,751	$107,588	$116,478

Segment profit (loss)
Medicare segment profit (loss) (3)	$(5,796)	$467	$(8,738)	$2,174
Individual, Family and Small Business segment profit (loss) (3)	(404)	(579)	8,431	2,292
Total segment profit (loss)	(6,200)	(112)	(307)	4,466
Corporate (4)	(6,268)	(6,832)	(20,007)	(22,680)
Stock-based compensation expense	(2,246)	(3,543)	(6,948)	(9,224)
Depreciation and amortization	(699)	(620)	(2,212)	(1,870)
Change in fair value of earnout liability	—	(3,800)	—	(6,300)
Restructuring charges	—	—	—	(1,865)
Acquisition costs	—	—	—	(76)
Amortization of intangible assets	(260)	(547)	(780)	(1,545)
Other income (expense), net	300	296	875	776
Loss before benefit from income taxes	$(15,373)	$(15,158)	$(29,379)	$(38,318)

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:

•	Medicare and

•	Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, and life, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life and short term insurance plans. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring benefit and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,
	2017		2018
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$13,383	43%	$16,148	40%
Stock-based compensation expense (1)	(284)	(1)%	(545)	(1)%
Non-GAAP marketing and advertising expense	$13,099	42%	$15,603	38%

GAAP customer care and enrollment expense	$15,798	50%	$17,272	42%
Stock-based compensation expense (1)	(131)	—%	(194)	—%
Non-GAAP customer care and enrollment expense	$15,667	50%	$17,078	42%

GAAP technology and content expense	$8,354	27%	$7,740	19%
Stock-based compensation expense (1)	(310)	(1)%	(388)	(1)%
Non-GAAP technology and content expense	$8,044	26%	$7,352	18%

GAAP general and administrative expense	$9,353	30%	$10,528	26%
Stock-based compensation expense (1)	(1,521)	(5)%	(2,416)	(6)%
Non-GAAP general and administrative expense	$7,832	25%	$8,112	20%

GAAP operating costs and expenses	$47,139	150%	$56,205	138%
Stock-based compensation expense (1)	(2,246)	(7)%	(3,543)	(9)%
Change in fair value of earnout liability (2)	—	—%	(3,800)	(9)%
Amortization of intangible assets (3)	(260)	(1)%	(547)	(1)%
Non-GAAP operating costs and expenses	$44,633	142%	$48,315	119%

GAAP loss from operations	$(15,673)	(50)%	$(15,454)	(38)%
Stock-based compensation expense (1)	2,246	7%	3,543	9%
Change in fair value of earnout liability (2)	—	—%	3,800	9%
Amortization of intangible assets (3)	260	1%	547	1%
Non-GAAP loss from operations	$(13,167)	(42)%	$(7,564)	(19)%

Explanation of Adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP loss from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30,
	2017		2018
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$42,678	40%	$45,756	39%
Stock-based compensation expense (1)	(719)	(1)%	(1,477)	(1)%
Non-GAAP marketing and advertising expense	$41,959	39%	$44,279	38%

GAAP customer care and enrollment expense	$39,919	37%	$43,730	38%
Stock-based compensation expense (1)	(267)	—%	(565)	—%
Non-GAAP customer care and enrollment expense	$39,652	37%	$43,165	37%

GAAP technology and content expense	$24,358	23%	$23,368	20%
Stock-based compensation expense (1)	(978)	(1)%	(1,115)	(1)%
Non-GAAP technology and content expense	$23,380	22%	$22,253	19%

GAAP general and administrative expense	$29,879	28%	$32,459	28%
Stock-based compensation expense (1)	(4,984)	(5)%	(6,067)	(5)%
Non-GAAP general and administrative expense	$24,895	23%	$26,392	23%

GAAP operating costs and expenses	$137,842	128%	$155,572	134%
Stock-based compensation expense (1)	(6,948)	(6)%	(9,224)	(8)%
Change in fair value of earnout liability (2)	—	—%	(6,300)	(5)%
Acquisition costs (3)	—	—%	(76)	—%
Restructuring charges (4)	—	—%	(1,865)	(2)%
Amortization of intangible assets (5)	(780)	(1)%	(1,545)	(1)%
Non-GAAP operating costs and expenses	$130,114	121%	$136,562	117%

GAAP loss from operations	$(30,254)	(28)%	$(39,094)	(34)%
Stock-based compensation expense (1)	6,948	6%	9,224	8%
Change in fair value of earnout liability (2)	—	—%	6,300	5%
Acquisition costs (3)	—	—%	76	—%
Restructuring charges (4)	—	—%	1,865	2%
Amortization of intangible assets (5)	780	1%	1,545	1%
Non-GAAP loss from operations	$(22,526)	(21)%	$(20,084)	(17)%

Explanation of Adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP loss from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP loss from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(4)	Non-GAAP loss from operations excludes restructuring charges.
(5)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
GAAP net loss	$(2,176)	$(8,972)	$(2,602)	$(25,831)
Stock-based compensation expense (1)	2,246	3,543	$6,948	9,224
Change in fair value of earnout liability (2)	—	3,800	—	6,300
Acquisition costs (3)	—	—	—	76
Restructuring charges (4)	—	—	—	1,865
Amortization of intangible assets (5)	260	547	780	1,545
Benefit from income taxes (6)	(1,021)	(3,219)	(3,148)	(6,197)
Non-GAAP net income (loss)	$(691)	$(4,301)	$1,978	$(13,018)

GAAP net loss per diluted share	$(0.12)	$(0.47)	$(0.14)	$(1.36)
Stock-based compensation expense (1)	0.12	0.18	0.38	0.49
Change in fair value of earnout liability (2)	—	0.20	—	0.33
Acquisition costs (3)	—	—	—	—
Restructuring charges(4)	—	—	—	0.10
Amortization of intangible assets (5)	0.01	0.03	0.04	0.08
Benefit from income taxes (6)	(0.05)	(0.16)	(0.17)	(0.32)
Non-GAAP net income (loss) per diluted share	$(0.04)	$(0.22)	$0.11	$(0.68)

GAAP net loss	$(2,176)	$(8,972)	$(2,602)	$(25,831)
Stock-based compensation expense (1)	2,246	3,543	6,948	9,224
Change in fair value of earnout liability (2)	—	3,800	—	6,300
Depreciation and amortization (7)	699	620	2,212	1,870
Acquisition costs (3)	—	—	—	76
Restructuring charges (4)	—	—	—	1,865
Amortization of intangible assets (5)	260	547	780	1,545
Other income (expense), net (8)	(300)	(296)	(875)	(776)
Benefit from income taxes (6)	(13,197)	(6,186)	(26,777)	(12,487)
Adjusted EBITDA	$(12,468)	$(6,944)	$(20,314)	$(18,214)

Explanation of Adjustments

(1)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.

(2)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
.

(3)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude costs related to the acquisition of GoMedigap, which was completed in January 2018.
(4)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude restructuring charges.
(5)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude amortization of intangible assets.
(6)	Non-GAAP net income (loss), Non-GAAP net income (loss) per share and Adjusted EBITDA exclude benefit from income taxes.
(7)	Adjusted EBITDA excludes depreciation and amortization.
(8)	Adjusted EBITDA excludes other income (expense), net.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare
Medicare Advantage	$17,544	$17,976	2%	$55,426	$57,649	4%
Medicare Supplement	3,442	7,358	114%	10,242	18,305	79%
Medicare Part D	977	1,005	3%	3,558	2,879	(19)%
Total Medicare	21,963	26,339	20%	69,226	78,833	14%

Individual and Family (1)
Non-Qualified Health Plans	1,665	876	(47)%	7,426	3,386	(54)%
Qualified Health Plans	323	1,169	262%	6,089	5,006	(18)%
Total Individual and Family	1,988	2,045	3%	13,515	8,392	(38)%

Ancillary
Short-term	1,405	1,699	21%	4,280	4,242	(1)%
Dental	960	245	(74)%	3,810	1,611	(58)%
Vision	285	126	(56)%	1,137	857	(25)%
Other	1,040	1,006	(3)%	2,567	3,659	43%
Total Ancillary	3,690	3,076	(17)%	11,794	10,369	(12)%

Small Business	1,506	1,697	13%	4,962	5,828	17%

Commission Bonus	392	456	16%	1,330	1,544	16%

Total Commission Revenue	$29,539	$33,613	14%	$100,827	$104,966	4%

(1)
We define our Individual and Family Plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both Qualified and Non-Qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals who purchase Non-Qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
SUBMITTED APPLICATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	21,010	21,115	—%	65,880	69,060	5%
Medicare Supplement	4,578	8,924	95%	13,275	22,180	67%
Medicare Part D	3,338	3,863	16%	12,214	11,447	(6)%
Total Medicare	28,926	33,902	17%	91,369	102,687	12%

Individual and Family (2)
Non-Qualified Health Plans	4,041	1,224	(70)%	22,403	6,419	(71)%
Qualified Health Plans	1,086	438	(60)%	10,160	4,159	(59)%
Total Individual and Family	5,127	1,662	(68)%	32,563	10,578	(68)%

Ancillary (3)
Short-term	26,527	30,365	14%	73,226	75,639	3%
Dental	14,523	9,111	(37)%	54,635	31,428	(42)%
Vision	5,937	4,318	(27)%	21,998	14,111	(36)%
Other	7,762	10,641	37%	19,257	32,759	70%
Total Ancillary	54,749	54,435	(1)%	169,116	153,937	(9)%

Small Business (4)	1,239	1,843	49%	3,681	5,235	42%

Total Submitted Applications	90,041	91,842	2%	296,729	272,437	(8)%

Submitted Applications

Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. An applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans.

(3)	Ancillary Plans consists primarily of short-term, dental and vision insurance plans submitted on our website during the period.
(4)
Applications for small business health insurance applications are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2017	2018	Percent Change	2017	2018	Percent Change
Medicare
Medicare Advantage	19,572	19,664	—%	62,930	65,102	3%
Medicare Supplement	3,550	6,985	97%	10,928	17,667	62%
Medicare Part D	3,265	3,511	8%	12,560	11,230	(11)%
Total Medicare	26,387	30,160	14%	86,418	93,999	9%

Individual and Family
Non-Qualified Health Plans	3,753	1,227	(67)%	32,713	11,715	(64)%
Qualified Health Plans	1,366	583	(57)%	21,456	16,483	(23)%
Total Individual and Family	5,119	1,810	(65)%	54,169	28,198	(48)%

Ancillary
Short-term	24,116	32,723	36%	63,837	79,683	25%
Dental	13,640	9,256	(32)%	54,053	32,720	(39)%
Vision	6,194	4,539	(27)%	23,540	15,578	(34)%
Other	6,872	8,716	27%	17,504	25,447	45%
Total Ancillaries	50,822	55,234	9%	158,934	153,428	(3)%

Small Business	2,861	3,255	14%	8,800	12,013	37%

Total Approved Members	85,189	90,459	6%	308,321	287,638	(7)%

Approved Members
Approved Members represents the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the relevant period. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	As of
	September 30,
	2017	2018	Percent Change
Medicare (1)
Medicare Advantage	195,970	235,269	20%
Medicare Supplement	29,111	64,632	122%
Medicare Part D	89,424	109,987	23%
Total Medicare	314,505	409,888	30%

Individual and Family (2)	227,330	161,371	(29)%

Ancillary (3)
Short-term	21,670	25,008	15%
Dental	170,948	142,990	(16)%
Vision	83,920	71,875	(14)%
Other	22,701	38,380	69%
Total Ancillaries	299,239	278,253	(7)%

Small Business (4)	33,029	38,296	16%

Total Estimated Membership	874,103	887,808	2%

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(1)
For Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to two months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. Estimated number of members active on Medicare-related health insurance as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(2)
To estimate the number of members on Individual and Family health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For IFP health insurance plans, a member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(Unaudited)

(3)
For ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payments and related reporting from the related carriers.

(4)
For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	September 30,
	2017	2018	Percentage Change
Medicare
Medicare Advantage (1)	$892	$914	3%
Medicare Supplement (1)	$969	$1,058	9%
Medicare Part D (1)	$299	$286	(4)%

Individual and Family
Non-Qualified Health Plans (1)	$115	$119	3%
Qualified Health Plans (1)	$111	$115	4%

Ancillary
Short-term (1)	$58	$55	(5)%
Dental (1)	$62	$62	—%
Vision (1)	$46	$47	2%

Small Business (2)	$167	$163	(2)%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

(2)
For Small Business, the amount represents the estimated commissions we expect to collect from the plan over the following 12-months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	September 30,
	2017	2018
Medicare
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%

Individual and Family
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	20%	20%

Ancillary	10%	10%

Small Business	—%	—%

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive the constrained lifetime value ("LTV") of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that is it probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on an annual basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	September 30,
	2017	2018	Percent Change
Variable marketing cost per approved member
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$396	$356	(10)%
Individual and Family Plan ("IFP") variable marketing cost per approved IFP-equivalent member (2)	$31	$77	148%

Customer care and enrollment ("CC&E") expense per approved member
Medicare CC&E expense per approved MA-equivalent member (3)	$535	$538	1%
IFP CC&E expense per approved IFP-equivalent member (4)	$147	$97	(34)%

Expense Metrics Per Approved Member

(1)
Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct, marketing partner and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(2)
Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partner and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

(3)
Medicare CC&E expense per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs and reported in our condensed consolidated statements of operations divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(4)
IFP CC&E expense per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs and reported in our condensed consolidated statement of operations divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

Year Ending December 31, 2018
Adjusted EBITDA:
GAAP net income	$1.6 - $6.6
Stock-based compensation expense	11.9
Depreciation and amortization	3.2
Amortization of intangible assets	2.1
Restructuring charges	2.1
Acquisition costs	0.1
Other income (expense), net	(0.7)
Provision for income taxes	1.6
Adjusted EBITDA (1)	$21.9 - $26.9

Adjusted EBITDA Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Depreciation and amortization	0.17
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Other income (expense), net	(0.04)
Provision for income taxes	0.08
Adjusted EBITDA per diluted share (2)	$1.13 - $1.39

Non-GAAP Net Income Per Diluted Share:
GAAP net income per diluted share	$0.08 - $0.34
Stock-based compensation expense	0.61
Amortization of intangible assets	0.11
Restructuring charges	0.11
Acquisition costs	0.01
Provision for income taxes	(0.23)
Non-GAAP net income per diluted share (3)	$0.69 - $0.95

Explanation of Adjustments

(1)
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charges, acquisition costs, other income (expense) and provision (benefit) for income taxes to GAAP net income.

(2)
Adjusted EBITDA per diluted share is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charges, acquisition costs, other income (expense) and provision for income taxes to GAAP net income per share.

(3)
Non-GAAP net income per share is calculated by excluding stock-based compensation expense, intangible asset amortization expense, restructuring charges, acquisition costs and provision for income taxes to GAAP net income per share.